CAPITAL ONE, N.A. – LOAN NO.

MORTGAGE AND SECURITY AGREEMENT
AND UCC FINANCING STATEMENT FOR FIXTURE FILING

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW THE BENEFICIARY TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE GRANTOR UNDER THIS MORTGAGE.

STATE OF OKLAHOMA COUNTY OF MUSKOGEE	§ §

THIS MORTGAGE AND SECURITY AGREEMENT AND UCC FINANCING STATEMENT FOR FIXTURE FILING (as amended, modified or restated from time to time, this “Mortgage”) is executed as of APRIL 8, 2011, by G&E HC REIT II MUSKOGEE LTACH, LLC, a Delaware limited liability company (the “Grantor”), to CAPITAL ONE, N.A., a national association (together with its successors and assigns, the “Beneficiary”).

WITNESSETH:

ARTICLE I

DEFINITIONS

1.1 As used in this Mortgage, the following terms shall have the following meanings:

(a) Bankruptcy Code: Title 11 of the United States Code, as amended from time to time.

(b) Constituent Documents: (i) In the case of a corporation, its articles or certificate of incorporation and bylaws; (ii) in the case of a general partnership, its partnership agreement; (iii) in the case of a limited partnership, its certificate of limited partnership and partnership agreement; (iv) in the case of a trust, its trust agreement; (v) in the case of a joint venture, its joint venture agreement; (vi) in the case of a limited liability company, its articles of organization or certificate of formation and operating agreement or regulations; and (vii) in the case of any other entity, its organizational and governance documents and agreements.

(c) Debtor Relief Laws: The Bankruptcy Code and any and all applicable laws regarding liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, suspension of payments, insolvency, reorganization, or similar laws affecting the rights of creditors generally, as in effect from time to time and as hereafter amended.

(d) Default: Any happening or occurrence described in Article VI herein.

(e) Escrowed Sums: The amounts paid by the Grantor to the Beneficiary pursuant to Paragraph 4.8 hereof to be held by the Beneficiary in a fund for the payment of Impositions and insurance premiums.

(f) Financial Statements: Without limitation, the balance sheets, profit and loss statements, reconciliations of capital and surplus, changes in financial condition, cash flow statements, schedules of sources and uses of funds, and other financial information of the Grantor and each Guarantor previously furnished to Beneficiary or which are required to be furnished to Beneficiary from time to time under the terms of this Mortgage or any other of the Loan Documents, prepared in accordance with generally accepted accounting principles consistently applied.

(g) Fixtures: All materials, supplies, equipment, apparatus, and other items now or hereafter attached to, installed on or in the Land or the Improvements, or which in some fashion are deemed to be fixtures to the Land or Improvements under the laws of the State of Oklahoma, including the Uniform Commercial Code as adopted in the State of Oklahoma, other than those owned by tenants under any Lease. The term “Fixture” shall include, without limitation, all items of Personalty to the extent that the same may be deemed fixtures under applicable law or Legal Requirements.

(h) Governmental Authority: Any and all courts, boards, regulators, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city, or otherwise) whether now or hereafter in existence.

(i) Guaranties (individually and/or collectively, as the case may be): That or those instruments of guaranty from the Guarantors to the Beneficiary guaranteeing the repayment of the Indebtedness and the performance and satisfaction of, and/or continued compliance with, the Obligations.

(j) Guarantors: Any person that executes any of the Guaranties.

(k) Highest Lawful Rate: The Maximum Rate, as defined in the Note.

(l) Impositions:  All real estate and personal property taxes; water, gas, sewer, electricity, and other utility rates and charges; charges imposed pursuant to any subdivision, planned unit development, or condominium declaration or restrictions; charges for any easement, license, or agreement maintained for the benefit of the Mortgaged Property, and all other taxes, standby fees, charges, and assessments and any interest, costs, or penalties with respect thereto of any kind and or character whatsoever which at any time before or after the execution of this Mortgage may be assessed, levied, or imposed upon the Mortgaged Property or the ownership, use, occupancy, or enjoyment thereof.

(m) Improvements: Any and all buildings, structures, open parking areas, and other improvements, and any and all accessions, additions, replacements, substitutions, or alterations thereof or appurtenances thereto, now or at any time hereafter situated, placed, constructed, or renovated upon the Land or any part thereof.

(n) Indebtedness:  The principal of, interest on, and all other amounts and payments due under or secured by the Note and the other Loan Documents, together with all funds hereafter advanced by the Beneficiary to or for the benefit of the Grantor as contemplated by any covenant or provision contained in this Mortgage and all other indebtedness in connection with the Mortgaged Property, of whatever kind or character, direct or indirect, absolute or contingent, owing or which may hereafter become owing by the Grantor to the Beneficiary, whether such indebtedness is (i) evidenced by note, open account, overdraft, endorsement, surety agreement, guaranty or otherwise, or (ii) is under any agreement (including related confirmations and schedules) between Grantor and Beneficiary or any affiliate of Beneficiary now existing or hereafter entered into which is, or relates to, a rate swap, basis swap, forward rate transaction, cap transaction, floor transaction, collar transaction or any other similar transactions (including any option with respect to any of these transactions) or any combination thereof, it being contemplated that the Grantor may hereafter become indebted to the Beneficiary in further sum or sums, in connection with the Mortgaged Property.

(o) Land: The real estate or any interest therein described in Exhibit A attached hereto and made a part hereof, together with all Improvements and Fixtures and all rights, titles, and interests appurtenant thereto.

(p) Leases: Any and all leases, subleases, licenses, concessions, or other agreements (written or oral, now or hereafter in effect) which grant a possessory interest in and to, or the right to extract, mine, reside in, sell, or use the Mortgaged Property, and all other agreements, including, but not limited to, utility contracts, maintenance agreements, and service contracts which in any way relate to the use, occupancy, operations, maintenance, enjoyment, or ownership of the Mortgaged Property, save and except any and all leases, subleases, or other agreements pursuant to which the Grantor is granted a possessory interest in the Land.

(q) Legal Requirements: (i) Any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates, or ordinances of any Governmental Authority in any way applicable to the Grantor, any Guarantor, or the Mortgaged Property, including but not limited to those respecting the ownership, use, occupancy, possession, operation, maintenance, alteration, repair, or reconstruction thereof, (ii) the Grantor’s or any Guarantor’s presently or subsequently effective Constituent Documents, (iii) any and all Leases and other contracts (written or oral) of any nature to which the Grantor, or any Guarantor may be bound, and (iv) any and all restrictions, reservations, conditions, easements, or other covenants or agreements of record affecting the Mortgaged Property.

(r) Loan Documents: The Note, this Mortgage, the Letter Loan Agreement of even date herewith between Grantor and Beneficiary (the “Loan Agreement”), and any and all other instruments or documents now or hereafter executed by the Grantor, the Guarantors, or any other person, entity, or party, evidencing, securing, or pertaining to the payment of the Indebtedness or the performance and discharge of the Obligations, and all renewals, rearrangements, modifications, amendments, and extensions of any of the foregoing.

(s) Mortgaged Property: The Land, Improvements, Fixtures, Personalty, Leases, and Rents, together with:

(i) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages, and appurtenances in anywise appertaining thereto, and all of the Grantor’s right, title, and interest in and to any streets, ways, alleys, strips, or gores of land adjoining the Land or any part therein;

(ii) all betterments, accessions, additions, appurtenances, substitutions, replacements, and revisions thereof and thereto and all reversions and remainders therein;

(iii) all of the Grantor’s right, title, and interest in and to any award, remuneration, settlement, or compensation heretofore made or hereafter to be made by any Governmental Authority to the Grantor, including those for any vacation of or change of grade in any streets affecting the Land or the Improvements;

(iv) all of the Grantor’s right, title, and interest in and to plans and specifications for the Improvements; all contracts and subcontracts relating to the Improvements; all deposits (including tenants’ security deposits), funds, accounts, contract rights, instruments, documents, general intangibles (including trademarks, service marks, trade names, and symbols used in connection therewith) and notes or chattel paper arising from or by virtue of any transactions related to the property described herein; all permits, licenses, franchises, certificates, and other rights and privileges obtained in connection with the property described herein; all proceeds arising from or by virtue of the sale, lease, or other disposal of all or any part of the Mortgaged Property (consent to same not granted or to be implied hereby); and all proceeds (including premium funds) payable or to be payable under each policy of insurance relating to the Mortgaged Property;

(v) all other interest of every kind and character which the Grantor now has or at anytime hereafter acquires in and to the above described real and personal property and all property which is used or useful in connection therewith, including rights of ingress and egress, easements, licenses, and all reversionary rights or interests of the Grantor with respect to such property. To the extent permitted by applicable law and the Legal Requirements, all of the Personalty and Fixtures are to be deemed and held to be a part of and affixed to the Land. In the event the estate of the Grantor in and to any of the Land and Improvements is a leasehold estate, this conveyance shall include and the lien, security interest, and assignment created hereby shall encumber and extend to all other, further or additional title, estates, interest, or rights which may exist now or at any time be acquired by the Grantor in or to be property demised under the lease creating such leasehold estate and including the Grantor’s rights, if any, to purchase the property demised under such lease and, if fee simple title to any of such property shall ever become vested in the Grantor, such fee simple interest shall be encumbered by this Mortgage in the same manner as if the Grantor had fee simple title to such property as of the date of execution of this Mortgage; and

(vi) any and all other security and collateral of any nature whatsoever, now or hereafter given for the repayment of the Indebtedness or the performance and discharge of the Obligations.

As used in this Mortgage, the term “Mortgaged Property” is expressly defined as meaning all or, where the context permits or requires, any portion of the above and all or, where the context permits or requires, any interest therein.

(t) Note: One certain promissory note of even date herewith (as the same may be amended, modified or restated from time to time), executed by the Grantor, and payable to the order of the Beneficiary in the principal amount of SEVEN MILLION TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($7,200,000.00), bearing interest as therein provided, interest and principal being payable as therein specified, and maturing in accordance with the terms of the Note.

(u) Obligations: Any and all of the covenants, warranties, representations, and other obligations (other than to repay the Indebtedness) made or undertaken by the Grantor, the Guarantors, or others to the Beneficiary, or others as set forth in the Loan Documents, any other documents or instruments executed in connection with the Indebtedness, or any lease, sublease, or other agreement pursuant to which the Grantor is granted a possessory interest in the Land.

(v) Permitted Encumbrances: The outstanding liens, easements, building lines, restrictions, security interests, and other matters (if any) as set forth on Exhibit B attached hereto and made a part hereof, if any.

(w) Personalty: All of the Grantor’s right, title, and interest in and to all tangible and intangible personal property, including all equipment, inventory, goods, consumer goods, accounts, chattel paper, instruments, money, general intangibles, documents, minerals, crops, and timber (as those terms are defined in the Uniform Commercial Code as adopted in the State of Oklahoma) which are attached to, installed, placed or used on or in connection with, or is acquired for such attachment, installation, placement, or use, or which arises out of the improvement, financing, leasing, operation, or use of, the Land, the Improvements, Fixtures, or other goods located on the Land or Improvements, together with all additions, accessions, accessories, amendments, and modifications thereto, extensions, renewals, enlargements, and proceeds thereof, substitutions therefor, and income and profits therefrom. All of the Grantor’s right, title and interest in and to the following is included, without limitation, in the definition of “Personalty”: furnishings, building materials, supplies, machines, engines, boilers, stokers, pumps, fans, vents, blowers, dynamos, furnaces, elevators, ducts, shafts, pipes, furniture cabinets, shades, blinds, screens; plumbing, heating, air conditioning, lighting, lifting, ventilating, refrigerating, cooking, medical, laundry and incinerating equipment; partitions, drapes, carpets, rugs and other floor coverings, and awnings; call and sprinkler systems, fire prevention and extinguishing apparatus and equipment, water tanks, compressors, vacuum cleaning systems; disposals, swimming pools, dishwashers, ranges, ovens, kitchen equipment, and cafeteria equipment; recreational equipment; loan commitments, financing arrangements, bonds, leases, licenses, permits, sales contracts, insurance policies, and the proceeds therefrom, plans and specifications, surveys, rent rolls, books and records, funds, bank deposits, and all other intangible personal property.

(x) Rents: All of the rents, revenues, income, proceeds, royalties, profits, and other benefits paid or payable for using, leasing, licensing, possessing, operating from or in, residing in, selling, mining, extracting, or otherwise enjoying or using the Mortgaged Property.

(y) Tribunal. Any court, department, commission, board, bureau, agency, or instrumentality of any Governmental Authority.

ARTICLE II

GRANT

2.1 To secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations, the Grantor has MORTGAGED, GRANTED, BARGAINED, SOLD, and CONVEYED, and by these presents does MORTGAGE, GRANT, BARGAIN, SELL, and CONVEY unto the Beneficiary and its successors and assigns the Mortgaged Property, subject, however, to the Permitted Encumbrances, TO HAVE AND TO HOLD the Mortgaged Property unto the Beneficiary and its successors and assigns forever, and the Grantor does hereby bind itself, its successors, legal representatives, and assigns to warrant and forever defend the title to the Mortgaged Property unto the Beneficiary against every person whomsoever lawfully claiming or to claim the same or any part thereof; provided, however, that if the Grantor shall pay (or cause to be paid) the Indebtedness as and when the same shall become due and payable and shall perform and discharge (or cause to be performed and discharged) the Obligations on or before the date same are to be performed and discharged, then the liens, security interests, estates, and rights granted by this Mortgage shall terminate; otherwise same shall remain in full force and effect.

ARTICLE III

WARRANTIES AND REPRESENTATIONS

The Grantor hereby unconditionally warrants and represents to the Beneficiary as follows:

3.1 Organization and Power: (a) The Grantor is duly organized and validly existing under the laws of the state of its organization and qualified to do business and in good standing under the laws of the State of Oklahoma, all in accordance with applicable Legal Requirements, and the Constituent Documents of the Grantor are in full force and effect and have not been amended or changed; (b) no proceeding is pending, planned or threatened for the dissolution or annulment of the Grantor; (c) all licenses, filing fees, income and other taxes due and payable by the Grantor have been paid in full; (d) all conditions prerequisite to its doing business in Oklahoma have been done; and (e) the Grantor has all requisite power and authority to own, lease, operate and encumber the Mortgaged Property.

3.2 Validity of Documents: The execution, delivery and performance by the Grantor of the Loan Documents to which it is a party (a) are within the Grantor’s limited liability company powers and have been duly authorized by the Grantor and all other requisite limited liability company action, (b) have received all (if any) requisite prior governmental approval in order to be legally binding and enforceable in accordance with the terms thereof, and (c) will not violate, be in conflict with, result in a breach of, or constitute (with due notice or lapse of time, or both) a default under, any Legal Requirement or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the Grantor’s or any Guarantor’s property or assets, except as contemplated by the provisions of the Loan Documents. The Loan Documents to which it is a party constitute legal, valid, and binding obligations of the Grantor in accordance with their respective terms, subject to the Debtor Relief Laws, and the Grantor has full and lawful authority to bargain, grant, sell, mortgage, assign, transfer, convey, and grant a security interest in all of the Mortgaged Property as set forth herein.

3.3 Information: All information, reports, papers, and data given to the Beneficiary with respect to the Grantor or the Mortgaged Property are accurate, complete, and correct in all material respects and do not omit any material fact the inclusion of which is necessary to prevent the facts contained therein from being materially misleading.

3.4 Title to Mortgaged Property and Lien of this Instrument: The Grantor has good and indefeasible fee simple title to the Land and the Improvements, and good and indefeasible title to the Fixtures and Personalty, Leases, and Rents, free and clear of any liens, charges, encumbrances, security interests, and adverse claims other than the Permitted Encumbrances. This Mortgage constitutes a valid, subsisting, first lien mortgage on the Land, the Improvements, and the Fixtures and a valid, subsisting first security interest in and to the Personalty, Leases, and Rents, all in accordance with the terms of this Mortgage.

3.5 Taxes and Other Payments: The Grantor has filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by it and has paid all taxes which have become due pursuant to such returns or pursuant to any assessments received by it, and the Grantor knows of no basis for any additional assessment in respect of any such taxes. The Grantor has paid or will pay in full all sums owing or claimed for labor, material, supplies, personal property (whether or not constituting a Fixture hereunder) and services of every kind and character used, furnished, or installed in the Mortgaged Property, and no claim for same currently exists or will be permitted to become past due. Notwithstanding anything to the contrary contained in this Mortgage or the Loan Documents, the Grantor may contest any tax or special assessments levied by any Governmental Authority, and such contest on the part of the Grantor shall not be a Default hereunder; provided, however, that during the pendency of any such contest, the Grantor shall furnish to the Beneficiary an indemnity bond with corporate surety satisfactory to the Beneficiary or other security acceptable to Beneficiary in an amount equal to ONE HUNDRED FIFTY PERCENT (150.00%) of the amount being contested to cover possible costs, interest, and penalties, and provided further that the Grantor shall pay any amount adjudged by a court of competent jurisdiction to be due, with all costs, interest, and penalties thereon, before such judgment becomes a lien on the Mortgaged Property.

3.6 Litigation: There are no actions, suits, or proceedings pending or, to the actual knowledge of the Grantor, threatened against or affecting the Mortgaged Property or involving the validity or enforceability of this Mortgage or the priority of the lien and security interest hereof, and no event has occurred (including specifically the Grantor’s or any Guarantor’s execution of the Loan Documents and the consummation of the loan represented thereby) which will violate, be in conflict with, result in the breach of or constitute (with due notice or lapse of time, or both) a default under any Legal Requirement or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the Grantor’s or any of the Guarantors’ property other than the liens and security interests created by the Loan Documents.

3.7 Condemnation: Except as disclosed in writing to Beneficiary, there are no threatened or pending condemnation proceedings against or affecting the Grantor, any Guarantor or the Mortgaged Property before or by any Tribunal.

3.8 The Financial Statements. The Financial Statements are true, correct, and complete as of the dates specified therein and fully and accurately present the Grantor’s and each Guarantor’s financial condition in all material respects. No material adverse change has occurred in the financial condition of the Grantor and/or each Guarantor since the date of the Financial Statements.

3.9 Utilities. All utility services in such capacities as are necessary for the operation of the Mortgaged Property for its intended purposes are available to the Mortgaged Property, including water supply, storm and sanitary sewer facilities, gas, electric, and telephone facilities.

ARTICLE IV

AFFIRMATIVE COVENANTS

The Grantor hereby unconditionally covenants and agrees with the Beneficiary that, until the entire Indebtedness has been paid in full and all of the Obligations have been fully performed and discharged:

4.1 Payment and Performance: The Grantor will pay the Indebtedness as and when called for in the Loan Documents and will perform all of the Obligations in full and on or before the dates they are to be performed.

4.2 Existence: The Grantor will preserve and keep in full force and effect its existence, rights, franchises, and trade names.

4.3 Compliance with Legal Requirements: The Grantor will promptly and faithfully comply with, conform to, and obey all present and future Legal Requirements whether or not same shall necessitate structural changes in, improvements to, or interfere with the use or enjoyment of, the Mortgaged Property.

4.4 Payment of Impositions: The Grantor will pay and discharge, or cause to be paid and discharged, the Impositions not later than the due date thereof, or the day any fine, penalty, interest, or cost may be added thereto or imposed or the day any lien may be filed for the nonpayment thereof (if such day is used to determine the due date of the respective item); provided, however, that the Grantor may, if permitted by law and if installment payments would not create or permit the filing of a lien against the Mortgaged Property, pay the Impositions in installments whether or not interest shall accrue on the unpaid balance of such Impositions. The Grantor may in good faith, in lieu of paying such Impositions as they become due and payable, by appropriate proceedings, contest the validity thereof. During such contest the Grantor shall not be deemed in default hereunder because of such nonpayment if, prior to delinquency of the asserted tax or assessment, the Grantor furnishes the Beneficiary an indemnity bond which is either secured by a deposit in cash or security acceptable to the Beneficiary or with a surety acceptable to the Beneficiary. The amount of the indemnity bond shall be in the amount of the tax or assessment being contested by the Grantor and a reasonable additional sum to pay all possible costs, interest, and penalties imposed or incurred in connection therewith. Upon conclusion of such contest the Grantor shall promptly pay any amount adjudged by a court of competent jurisdiction to be due, with all costs, penalties, and interest thereon prior to the date such judgment becomes final or any writ or order is issued under which the Mortgaged Property may be sold pursuant to such judgment.

4.5 Repair: The Grantor will keep the Mortgaged Property in the same condition and appearance as exists on the date of this Mortgage and will make all repairs, replacements, renewals, additions, betterments, improvements, and alterations thereof and thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, which are necessary or reasonably appropriate to keep same in such order, appearance and condition. The Grantor will also use its best efforts to prevent any act or occurrence which might impair the value or usefulness of the Mortgaged Property for its intended usages as set forth in any plans and specifications for the Improvements submitted to the Beneficiary or in the Loan Documents. In instances where repairs, replacements, renewals, additions, betterments, improvements, or alterations are required in and to the Mortgaged Property on an emergency basis to prevent loss, damage, waste, or destruction thereof, the Grantor shall proceed to construct same, or cause same to be constructed, notwithstanding anything to the contrary contained in Paragraph 5.2 herein below; provided, however, that in instances where such emergency measures are to be taken, the Grantor will promptly notify the Beneficiary in writing of the commencement of such emergency measures and, when same are completed, the completion date and the measures actually taken.

4.6 Insurance: The Grantor shall obtain and maintain insurance upon and relating to the Mortgaged Property insuring against personal injury and death, loss by fire and such other hazards, casualties, and contingencies (including but not limited to fire, lightning, hail, windstorm, explosion, malicious mischief, vandalism, and rent loss or business interruption insurance or extra expense insurance, covering loss of Rents, but only to the extent buildings are located thereon) as are covered by extended coverage policies in effect where the Land is located and such other risks as may be specified by the Beneficiary from time to time, all in such amounts and with such insurers of recognized responsibility as are acceptable to the Beneficiary. If, and to the extent that the Mortgaged Property is located within an area that has been or is hereafter designated or identified as an area having special flood hazards by the Secretary of Housing and Urban Development or by such other official as shall from time to time be authorized by federal or state law to make such designation pursuant to the National Flood Insurance Act of 1968, as such act may from time to time be amended and in effect, or pursuant to any other national or state program of flood insurance, the Grantor shall carry flood insurance with respect to the Mortgaged Property in an amount not less than the lesser of the maximum amount available under the Flood Disaster Protection Act of 1973 and the regulations issued pursuant thereto, as amended from time to time, in form complying with the “insurance purchase” requirement of that Act. Each insurance policy issued in connection with the Mortgaged Property shall provide, by way of endorsements, riders, or otherwise, that proceeds will be payable to the Beneficiary as its interest may appear and should be cancelable only after Beneficiary is given THIRTY (30) days written notice of such cancellation. All renewal and substitute policies of insurance or certified copies thereof shall be delivered at the office of the Beneficiary, premiums paid, at least FIFTEEN (15) days before termination of policies theretofore delivered to the Beneficiary. The Beneficiary shall have the right, but not the obligation, to make premium payments, at the Grantor’s expense, to prevent any cancellation, endorsement, alteration or reissuance, and such payments shall be accepted by the insurer to prevent same.

4.7 Restoration Following Casualty: If any act or occurrence of any kind or nature (including any casualty for which insurance was not obtained or obtainable) shall result in damage to or loss or destruction of the Mortgaged Property, the Grantor will give notice thereof to the Beneficiary. The Beneficiary shall have the right to collect, and the Grantor hereby assigns to the Beneficiary, any and all monies that may become payable under any insurance policies required hereunder by reason of damage to, or loss or destruction of the Mortgaged Property or any part thereof. The Beneficiary shall apply said monies, or any part thereof, to the repair, rebuilding and restoration of the Mortgaged Property, provided, however, that the following conditions have been met:

(a) The Grantor is not then in Default under the Note, this Mortgage or any other Loan Document;

(b) The insurance monies paid to the Beneficiary are sufficient to completely repair, rebuild, and restore the Mortgaged Property to its condition immediately prior to the casualty; and

(c) All tenants who have a right to terminate their lease as a result of the casualty have reaffirmed their respective leases.

If any of the foregoing conditions is not fulfilled, the Beneficiary may, in its sole discretion elect to do one of the following: (i) accelerate the maturity date of the Note and declare any and all Indebtedness secured hereby to be immediately due and payable and apply all such insurance monies, or any part thereof, toward the payment of the Indebtedness and the Obligations, application to be made in such manner and order as the Beneficiary shall elect, or (ii) require Grantor to restore the Mortgaged Property as nearly as possible to its value, condition, and character immediately prior to such damage, loss, or destruction, and Beneficiary shall apply all insurance monies to such restoration and repair; provided, however, if only condition (ii) of this Paragraph is not fulfilled the Grantor shall have the right to repair, rebuild and restore the Mortgaged Property, if within THIRTY (30) days after it has been determined that such condition has not been fulfilled, the Grantor deposits with the Beneficiary such amounts as will, when added to the insurance monies actually received by the Beneficiary, be sufficient to completely repair, rebuild, and restore the Mortgaged Property to its condition prior to the casualty. Any funds paid to the Beneficiary which will be used by the Grantor to restore the Mortgaged Property shall be deposited in a separate account with the Beneficiary and shall be advanced to the Grantor in the manner and upon such terms and conditions as would be required by a prudent interim construction lender. The Grantor hereby assigns to the Beneficiary a security interest in any and all such funds held by the Beneficiary in order to additionally secure the Indebtedness and the Beneficiary shall be entitled, at any time and without notice, demand, or presentment to the Grantor, to set off all or any part of such funds in said account against any sums then due and payable on the Indebtedness in such manner, order, or priority, as determined by the Beneficiary. Upon Default resulting in foreclosure, such conversion of such amounts so deposited with the Beneficiary to the exclusive and sole ownership of the Beneficiary shall be automatic without the necessity of any action on the part of the Beneficiary.

4.8 Impositions and Insurance Escrow: Upon the Grantor’s Default under this Mortgage, the Beneficiary may require the Grantor to pay or cause to be paid to the Beneficiary monthly, in advance, as and when directed by the Beneficiary and as Escrowed Sums, an amount equal to 1/12 of the sums of: (a) the annual Impositions (estimated wherever necessary) to become due for the tax year during which such payment is so directed; and (b) the insurance premiums for the same year for those insurance policies as are required hereunder. Notwithstanding the foregoing, Impositions and insurance premiums shall be prorated as of the date that the loan evidenced by the Note is funded. If the Beneficiary determines that any amounts theretofore paid by the Grantor are insufficient for the payment in full of such Impositions and insurance premiums, the Beneficiary shall notify the Grantor of the increased amounts required to provide a sufficient fund, whereupon the Grantor shall pay to the Beneficiary within THIRTY (30) days thereafter the additional amount so stated in the Beneficiary’s notice. The Escrowed Sums will be held by the Beneficiary in a money market savings account with the Beneficiary. Upon assignment of this Mortgage, the Beneficiary shall have the right to pay over the balance of the Escrowed Sums then in its possession to its assignee, whereupon the Beneficiary shall then become completely released from all liability with respect thereto. Upon payment of the Indebtedness and Obligations, or at such earlier time that the Beneficiary may elect, the balance of the Escrowed Sums in its possession may be paid over to the Grantor, and no other party shall have any right or claim thereto. If no Default shall have occurred or be continuing hereunder, the Escrowed Sums may, at the option of the Beneficiary, be repaid to the Grantor in sufficient time to allow the Grantor to satisfy the Grantor’s obligations under the Loan Documents to pay the Impositions and the required insurance premiums or may be paid by the Beneficiary directly to the Governmental Authority and the insurance company entitled thereto. If a Default shall have occurred or be continuing hereunder, however, the Beneficiary shall have the additional option of crediting the full amount of the Escrowed Sums against the Indebtedness. Notwithstanding anything to the contrary contained in this Paragraph 4.8 or elsewhere in this Mortgage, the Beneficiary hereby reserves the right to waive the payment by the Grantor to the Beneficiary of the Escrowed Sums and, in the event the Beneficiary does so waive such payment, it shall be without prejudice to the Beneficiary’s right to insist, at any subsequent time or times, that such payments be made in accordance herewith.

4.9 Leases and Rents: The Grantor hereby assigns absolutely, irrevocably and unconditionally, all Grantor’s right, title and interest in the Rents, Leases and any other lease affecting the Mortgaged Property. The Beneficiary shall have the right to collect all Rents, incomes and other sums due and owing from the Mortgaged Property directly from any lessee, tenant, or any other obligor obligated to pay the same, in addition to any other rights of the Beneficiary pursuant to any of the Loan Documents. However, the Grantor shall have a revocable license to collect and receive all Rents, incomes and other sums due and owing from the Mortgaged Property, and to retain, use, and enjoy such Rents and other amounts. Such license may be revoked by the Beneficiary without notice to the Grantor only upon the Grantor’s Default under this Mortgage or under any of the other Loan Documents which is not timely cured. The Grantor shall (a) duly and punctually perform and comply with any and all representations, warranties, covenants, and agreements expressed as binding upon it under each of the Leases; (b) use all reasonable efforts to maintain each of the Leases in full force and effect during the full term hereof; and (c) appear and/or defend any action or proceeding arising under or in any manner connected with any of the Leases or the representations, warranties, covenants, and agreements of it or of any other party or parties thereto. Furthermore, the Grantor shall not without the prior written consent of the Beneficiary (y) discount any Rent payable under any Lease or collect any Rent for a period of more than ONE (1) month in advance (except the first month’s rent at one time prior to the lease commencement date); or (z) further assign its interest in, to, or under any Lease or Rents. At any time after the Grantor’s license to collect the Rents has been revoked, the Beneficiary may contact each and every such lessee, tenant, or obligor and any other party obligated on the Leases, informing them to make payment of all sums due and owing the Grantor or any other party directly to the Beneficiary to the credit of the Grantor. At any time after the Grantor’s license to collect the Rents has been revoked, the Beneficiary may demand, sue for, compromise, and collect any Rents, either under its own name or in the name of the Grantor, with or without the Grantor’s consent. The Grantor will deposit in an account at the Beneficiary into which all Rents and other income from the Land, Improvements, Fixtures, and Personalty shall be deposited, which account the Grantor hereby pledges and assigns to the Beneficiary as additional security for the Indebtedness and Obligations. In the event of a Default, the Beneficiary may also establish a post office box in the name of the Beneficiary to which all Rents shall be sent, at the Beneficiary’s direction, by the lessees, tenants, or other parties renting, leasing, or otherwise using the Mortgaged Property. The assignment under this Paragraph 4.9 shall constitute and be construed as an assignment of rents and profits pursuant to Title 46, Okla. Stat. (2001), §4, as amended from time to time.

4.10 Inspection: The Grantor will permit the Beneficiary and its agents, representatives, and employees to inspect the Mortgaged Property at all reasonable times.

4.11 Defense of Title: If the title of the Beneficiary in, the Mortgaged Property or any part thereof, shall be endangered or shall be attacked, directly or indirectly, the Grantor hereby authorizes the Beneficiary, at the Grantor’s expense, to take all necessary and proper steps for the defense of such title or interest, including the employment of counsel, the prosecution or defense of litigation, and the compromise or discharge of claims made against such title or interest in the Mortgaged Property. The Grantor will indemnify the Beneficiary against and hold the Beneficiary harmless from any and all loss, cost, damage, liability, or expense (including all court costs and reasonable attorneys’ fees) incurred by the Beneficiary in protecting its interests hereunder in such an event. The indemnity provided for in this Paragraph expressly includes the actual damages, punitive damages, pre-judgment interest, post-judgment interest, and any costs, expenses, and reasonable attorneys’ fees actually incurred, and this indemnity applies whether such claim is settled, reduced to final judgment or otherwise disposed and regardless of whether the Grantor prevails against such claim.

4.12 Future Impositions: At any time any law shall be enacted imposing or authorizing the imposition of any tax upon this Mortgage or upon any rights, titles, liens, or security interests created hereby or upon the Note, or any part thereof, the Grantor shall immediately pay all such taxes; provided that, in the alternative, the Grantor may, in the event of the enactment of such a law, and must, if it is unlawful for the Grantor to pay such taxes, prepay the Note in full within NINETY (90) days after demand therefor by the Beneficiary. The Grantor shall, upon request, promptly furnish, at any time and from time to time, a written statement or affidavit, in such form as may be required by the Beneficiary, stating the amount of the unpaid balance of the Note and that there are no offsets or defenses against full payment of the Note and performance of the terms of this Mortgage or, if there are any such offsets and defenses, specifying them in detail.

4.13 Books, Records and Financial Statements: The Grantor will maintain full and accurate books of account and other records reflecting the results of its operations.

4.14 Due on Sale: If a Transfer occurs without the Beneficiary’s prior written consent, then the Beneficiary may, at its option, declare all or part of the Indebtedness immediately due and payable and the Beneficiary shall be entitled to exercise any and all remedies provided under this Mortgage, any other Loan Document and any of the Building Loan Documents. Without limiting the foregoing or being limited thereby, the Beneficiary’s consent (a) may be withheld even though the Transfer will not (i) jeopardize or impair the security for the Indebtedness or the Beneficiary’s ability or right to enforce its liens and security interests against such security, or (ii) increase the risk of default in the payment of Indebtedness hereunder, or (iii) increase the likelihood that the Beneficiary may have to resort to other collateral for the payment of the Indebtedness, or (iv) release or discharge any person or party liable, directly or indirectly, for the payment of the Indebtedness, and (b) may be conditioned upon, any one or more of, (1) an increase in the rate of interest payable on the Indebtedness to a rate acceptable to the Beneficiary or the rearrangement or acceleration of the payment of the Indebtedness or any part thereof, (2) the payment to the Beneficiary of a transfer fee, in an amount determined by the Beneficiary, and all costs and expenses, including without limitation, reasonable attorneys’ fees, incurred by the Beneficiary in connection with the Transfer or the giving of its consent, (3) the assumption or guarantee of the Indebtedness or any part thereof, by any party determined by the Beneficiary to be necessary or desirable, (4) the payment of any part of the Indebtedness or the pledge of additional collateral to secure the payment thereof, or (5) the amendment, modification, rearrangement, or other change in any of the terms and provisions of any document evidencing the Indebtedness or any part thereof, or in any of the terms and provisions of any document securing the payment of the Indebtedness or any part thereof. The option of the Beneficiary may be exercised at any time on or before THIRTY (30) days after notice to the Beneficiary of the Transfer, such notice to be in accordance with the notice provisions of this Mortgage.

As used in this Paragraph, the term “Transfer” shall mean the occurrence, whether direct or indirect, voluntary or involuntary, by written instrument (whether or not filed for record), by operation of law or otherwise, of any of the following:

(a) the Mortgaged Property is sold, transferred, or otherwise conveyed, or

(b) any contract or instrument for the sale, transfer or conveyance of the Mortgaged Property is entered into, or

(c) any lien or encumbrance is hereafter created or arises covering the Mortgaged Property or the Mortgaged Property is hereafter pledged or encumbered in any manner, except for any lien for taxes not yet due and payable, or

(d) any easement, right-of-way or any other right whatsoever with respect to the Mortgaged Property, is hereafter created or granted, or

(e) the Mortgaged Property is leased or possession thereof is transferred, for any purpose, but not including any lease to SOLARA HOSPITAL MUSKOGEE, LLC, an Oklahoma limited liability company (such lease being referred to as the “Solara Lease”).

As used in this Paragraph, the term “Mortgaged Property” includes all of the Mortgaged Property, part of the Mortgaged Property, or any interest in all of part of the Mortgaged Property.

4.15 Appraisal. From time to time, the Grantor shall provide the Beneficiary with a current updated written appraisal of the Mortgaged Property prepared, if applicable, on an “as-completed” basis, by an independent appraiser acceptable to the Beneficiary and properly certified (the “Appraisal”). The updated Appraisal shall be obtained at the Grantor’s sole cost and expense and shall be delivered to the Beneficiary within THIRTY (30) days after the Beneficiary’s request; provided, however, as long as the Grantor is not in Default, the Beneficiary will not request an Appraisal more often than annually, unless required more frequently by any Governmental Authority, regulator, or auditor.

ARTICLE V

NEGATIVE COVENANTS

The Grantor hereby covenants and agrees with the Beneficiary that, until the entire Indebtedness has been paid in full and all of the Obligations have been fully performed and discharged:

5.1 Use Violations: The Grantor will not use, maintain, operate, or occupy, or allow the use, maintenance, operation, or occupancy of the Mortgaged Property in any manner which (a) violates any Legal Requirement, (b) may be dangerous unless safeguarded as required by law, (c) constitutes a public or private nuisance, or (d) results in a Governmental Authority threatening to impose a fine or other penalty on Beneficiary or the Grantor.

5.2 Alterations: The Grantor will not commit or permit any waste of the Mortgaged Property and will not (subject to the provisions of Paragraphs 4.5 and 4.7 herein), without the Beneficiary’s prior written consent, make or permit to be made any alterations or additions to the Mortgaged Property of a material nature.

5.3 Replacement of Fixtures and Personalty: The Grantor will not, without the Beneficiary’s prior written consent, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is replaced by an article of equal suitability and value, owned by the Grantor, free and clear of any lien or security interest except such as may be first approved in writing by the Beneficiary.

5.4 No Further Encumbrances: The Grantor will not, without the Beneficiary’s prior written consent, voluntarily create, place, suffer, or permit to be created or placed or, through any act or failure to act, acquiesce in the placing of, any mortgage, pledge, lien (statutory, constitutional, or contractual), security interest, encumbrance, or charge on, or conditional sale or other title retention agreement, regardless of whether same are expressly subordinate to the liens of the Loan Documents, with respect to the Mortgaged Property, other than the Permitted Encumbrances.

5.5 Tenant Acquisition: The Grantor will not consent to (a) a change in control of Tenant, (b) the acquisition of substantially all of the assets of Tenant, or (c) the substitution of Tenant under the Solara Lease with a third party (each an “Acquisition”) unless the acquiring Person (the “Acquiring Entity”) has a positive EBITDA (as defined in the Loan Agreement and used herein with the same meaning) for the TWELVE (12) month period ending at the time of such Acquisition. This Paragraph 5.5 shall supersede any contrary provision herein.

ARTICLE VI

EVENTS OF DEFAULT

The term “Default”, as used herein and in the Loan Documents, means the occurrence or happening, at any time and from time to time, of any one or more of the following:

6.1 Payment of Indebtedness: The Grantor fails to pay, in full, all of the Indebtedness on the maturity date thereof or any installment or portion of the Indebtedness as and when the same becomes due and payable (and such failure shall continue for a period of TEN (10) days thereafter), whether at the due date stipulated in the Loan Documents or at a date fixed for prepayment or by acceleration or otherwise.

6.2 Performance of Obligations: The Grantor fails to perform and discharge fully and timely any of the Obligations under any of the Loan Documents as and when required.

6.3 False Representation: Any representation or warranty made by the Grantor, any Guarantor, or others in, under, or pursuant to the Loan Documents or any other documents executed in connection therewith shall be false, erroneous, or misleading in any material respect.

6.4 Judgment: Any final money judgment is rendered against the Grantor, or any Guarantor and (a) is not paid, or (b) execution on the same is not stayed by perfection of an appeal or other appropriate action, which judgment would materially impair the ability of the Grantor or any Guarantor to satisfy its Obligations under the Loan Documents.

6.5 Voluntary Bankruptcy: The Grantor or any Guarantor (a) is voluntarily adjudicated a bankrupt or insolvent under any Debtor Relief Law, (b) seeks, consents to or does not contest the appointment of a receiver or trustee for itself or for all or any part of its property, (c) files a petition seeking relief under and Debtor Relief Laws of the United States or any state or any other competent jurisdiction, (d) makes a general assignment for the benefit of its creditors, or (e) admits in writing its or his inability to pay its debts as they mature.

6.6 Involuntary Bankruptcy: (a) A petition is filed against the Grantor or any Guarantor seeking relief under and Debtor Relief Laws of the United States or any state or other competent jurisdiction, (b) a court of competent jurisdiction enters an order, judgment, or decree appointing, without the consent of the Grantor, or any Guarantor, a receiver or trustee for it, or for all or any part of its property, and (c) such petition, order, judgment or decree is not discharged or stayed within a period of NINETY (90) days after its entry.

6.7 Foreclosure of Other Liens: The holder of any lien or security interest on the Mortgaged Property (without implying the Beneficiary’s consent to the existence, placing, creating or permitting of any lien or security interest), institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

6.8 Sale, Lease or Other Transfer: If a Transfer occurs pursuant to Paragraph 4.14.

6.9 Material Adverse Change: A material adverse change occurs in the financial condition of the Grantor, any Guarantor or any other surety, endorser or guarantor of the Indebtedness, or there occurs a dissolution, business failure, merger or similar event affecting any of them.

6.10 Title and Lien Priority: Title of the Grantor to any or all of the Mortgaged Property or the status of this Mortgage as a first and prior lien and security interest on the Mortgaged Property is challenged or endangered by any party whatsoever, and the Grantor fails to diligently defend the same upon demand by the Beneficiary.

6.11 Other Defaults: If there occurs any default (and the same is not timely cured within any applicable grace period expressly provided therein), under any of the other Loan Documents.

6.12 Levy on Assets: If there occurs a levy on any of the assets of the Grantor, any Guarantor or any surety, endorser or other guarantor of the Indebtedness.

6.13 Tenant Acquisition: An Acquisition occurs under which the Acquiring Person does not have a positive EBITDA for the TWELVE (12) month period ending at the time of such Acquisition, and the Grantor fails to pay in full all Indebtedness and Obligations within ONE HUNDRED EIGHTY (180) days after such Acquisition.

ARTICLE VII

DEFAULT AND FORECLOSURE

7.1 Remedies on Default: In some instances, federal and state law will require Beneficiary to provide the Grantor with notice of the right to cure, mediation notices or other notices and may establish time schedules for foreclosure actions. Subject to these limitations, if any, Beneficiary may accelerate the Indebtedness and foreclose this Mortgage in a manner provided by law if the Grantor is in default.

At the option of Beneficiary, all or any part of the agreed fees and charges, accrued interest and principal shall become immediately due and payable, after giving notice if required by law upon the occurrence of a default or anytime thereafter. In addition, Beneficiary shall be entitled to all the remedies provided by law, the Note, other evidences of debt, this Mortgage and any related documents, including institution of proceedings for the foreclosure of this Mortgage, judicially or by power of sale as provided below at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law:

(1) Power of Sale. Grantor hereby confers on Beneficiary the power to sell the Mortgaged Property described in this Mortgage and the interests of persons therein in the manner provided in the Oklahoma Power of Sale Mortgage Foreclosure Act [Title 46, Okla. Stat. (2001), §40, et seq.], as the same may be amended from time to time (the “Act”) or other applicable statutory authority. Such power of sale shall be exercised by giving Grantor a Notice of Intent to Foreclose by Power of Sale and setting forth, among other things, the nature of the breach(es) or default(s) and the action required to effect a cure thereof and the time period within which such cure may be effected, all in compliance with and as may be required by the Act or other applicable statutory authority. If no cure is effected within the statutory time limits, Beneficiary may accelerate the Indebtedness without further notice (the aforementioned statutory cure period shall run concurrently with any contractual provisions for notice and opportunity to cure), and Beneficiary may then proceed in the manner and subject to and as required by the conditions of the Act or other applicable statutory authority to send to Grantor and other necessary parties a Notice of Sale and to sell and convey the Mortgaged Property in accordance with the Act or other applicable statutory authority. The sale shall be made at one or more sales, as an entirety or in parcels, upon such notice, at such time and places, subject to all conditions and with the proceeds thereof to be applied all as provided in said Act or other applicable statutory authority. No action of Beneficiary based upon the provisions contained herein or contained in the Act, including, without limitation, the giving of the Notice of Intent to Foreclose by Power of Sale or the Notice of Sale, shall constitute an election of remedies which would preclude Beneficiary from pursuing judicial foreclosure before or at any time after commencement of the power of sale foreclosure procedure.

(2) Judicial Foreclosure. Whether or not proceedings have been commenced by the exercise of the power of sale above given, Beneficiary, in lieu of proceeding with the power of sale, may at its option declare the whole amount of the Indebtedness remaining unpaid, immediately due and payable without notice, and Beneficiary may then proceed by suit or suits in equity or at law to foreclose this Mortgage. Appraisement of the Mortgaged Property is hereby waived or not waived at the option of Beneficiary, such option to be exercised at or prior to the time judgment is rendered in such judicial foreclosure.

All remedies are distinct, cumulative and not exclusive, and the Beneficiary is entitled to all remedies provided at law or equity, whether expressly set forth or not. The acceptance by Beneficiary of any sum in payment or partial payment on the Indebtedness after the balance is due or is accelerated or after foreclosure proceedings are filed shall not constitute a waiver of Beneficiary’s right to require full and complete cure of any existing default. By not exercising any remedy on the Grantor’s default, Beneficiary does not waive Beneficiary’s right to later consider the event a default if it continues or happens again. Beneficiary or its designee may purchase the Mortgaged Property at any sale. The proceeds of the sale shall be applied in the manner prescribed by applicable law.

7.2 Receiver: Upon, or at any time after, the occurrence of a Default or commencement of foreclosure of the lien and security interest provided for in this Mortgage or any legal proceedings under this Mortgage, the Beneficiary may make application to a court of competent jurisdiction, as a matter of strict right and without notice to the Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, for appointment of a receiver of the Mortgaged Property, and the Grantor does hereby irrevocably consent to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain, and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply the Rents in accordance with the provisions of Paragraph 7.11 in this Mortgage.

7.3 Cancellation of Insurance: In the event Beneficiary is the successful bidder at a foreclosure sale of all or any part of the Mortgaged Property, Beneficiary shall have the right to cancel any insurance policy covering the property foreclosed upon and collect any unearned premiums from said policy.

7.4 Other: Exercise any and all other rights, remedies, and recourses granted under the Loan Documents or now or hereafter existing in equity, at law, by virtue of statute, or otherwise.

7.5 Divestment of Rights, Tenant at Sufferance: After sale of the Mortgaged Property, or any portion thereof, the Grantor shall be divested of any and all interest and claim thereto, including any interest or claim to all insurance policies, bonds, loan commitments, contracts, and other intangible property covered in this Mortgage. Additionally, with respect to the Land, Improvements, Fixtures, and Personalty, after a sale of all or any portion thereof, the Grantor will be considered a tenant at sufferance of the purchaser of the same, and said purchaser shall be entitled to immediate possession thereof, and if the Grantor shall fail to vacate the Mortgaged Property immediately, said purchaser may and shall have the right, without further notice to the Grantor, to go into any justice court in any precinct or county in which the Mortgaged Property is located and file an action in forcible entry and detainer or forcible detainer, which action shall lie against the Grantor or its assigns or legal representatives as a tenant at sufferance.

7.6 Separate Sales: The Beneficiary may sell all or any portion of the Mortgaged Property together or in lots or parcels and in such manner and order as the Beneficiary, in its sole discretion, may elect. The sale or sales by the Beneficiary of less than the whole of the Mortgaged Property shall not exhaust the continuing lien and security interest of this Mortgage, and the Beneficiary is specifically empowered to institute successive foreclosure proceedings under this Mortgage until the whole of the Mortgaged Property shall be sold; and if the proceeds of such sale or sales of less than the whole of such Mortgaged Property shall be less than the aggregate of the Indebtedness, this Mortgage and the lien, security interest and assignment hereof shall remain in full force and effect as to the unsold portion of the Mortgaged Property just as though no sale or sales had been made; provided, however, that the Grantor shall never have any right to require the sale or sales of less than the whole of the Mortgaged Property, but the Beneficiary shall have the right, at its sole election, to sell less than the whole of the Mortgaged Property. As among the various counties in which items of the Mortgaged Property may be situated, sales in such counties may be conducted in any order that the Beneficiary may deem expedient. If Default occurs under this Mortgage as to part of the Indebtedness, the Beneficiary shall have the option to proceed as if under a full foreclosure, instituting foreclosure proceedings as herein provided without declaring the entire Indebtedness due, and if sale is made because of default of an installment, or a part of an installment, such sale may be made subject to the unmatured part of the Note and the Indebtedness; and such sale, if so made, shall not in any manner affect the unmatured part of the Indebtedness but as to such unmatured part, this Mortgage shall remain in full force and effect as though no sale had been made under the provisions of this Mortgage. Any number of sales may be made under this Mortgage without exhausting the right of sale for any unmatured part of the Indebtedness secured hereby.

7.7 Remedies Cumulative, Concurrent, and Nonexclusive: The Beneficiary shall have all rights, remedies, and recourses granted in the Loan Documents and available at law or equity (including specifically those granted by the Uniform Commercial Code as adopted in the State of Oklahoma, as amended) and same (a) shall be cumulative and concurrent; (b) may be pursued separately, successively, or concurrently against the Grantor, the Grantor, any Guarantor, or others obligated under the Note, or against the Mortgaged Property, or against any one or more of them at the sole discretion of the Beneficiary; (c) may be exercised as often as occasion therefor shall arise, it being agreed by the Grantor that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; and (d) are intended to be, and shall be, nonexclusive.

7.8 Release of and Resort to Collateral: Any part of the Mortgaged Property may be released by the Beneficiary without affecting, subordinating, or releasing the lien, security interest, and assignment hereof against the remainder of any part of the Mortgaged Property. The lien, security interest, and other rights granted hereby shall not affect or be affected by any other security taken for the Indebtedness or any part thereof. The taking of additional security or the rearrangement, extension, or renewal of the Indebtedness, or any part thereof, shall not release or impair the lien, security interest, and other rights granted hereby or affect the liability of any endorser, guarantor, or surety or improve the right of any permitted junior lienholder; and this Mortgage, as well as any instrument given to secure any rearrangement, renewal, or extension of the Indebtedness secured hereby, or any part thereof, shall be and remain a first and prior lien, except as otherwise provided herein, on all of the Mortgaged Property not expressly released until the Indebtedness is completely paid.

7.9 Waiver of Redemption, Notice, and Marshalling of Assets: To the fullest extent permitted by law, the Grantor hereby irrevocably and unconditionally waives and releases (a) all benefits that might accrue to the Grantor, and/or the Grantor and/or the Guarantors by any present or future laws exempting the Mortgaged Property from attachment, levy, or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption, or extension of time for payment, (b) all notices of any Default (except as may be provided for under the terms hereof or the other Loan Documents) or of the Beneficiary’s election to exercise or the actual exercise of any right, remedy, or recourse provided for under the Loan Documents, (c) any right to appraisal or marshalling of assets or a sale in inverse order of alienation, (d) the exemption of homestead, and (e) the administration of estates of decedents or other matters whatever to defeat, reduce, or affect the right of the Beneficiary to foreclose the liens and security interests of this Mortgage for the collection of the Indebtedness secured hereby (without any prior or different resort for collection) or the right of the Beneficiary, under the terms of this Mortgage, to the payment of the Indebtedness out of the proceeds of sale of the Mortgaged Property in preference to every other person and claimant whatever (only reasonable expenses of such sale being first deducted).

7.10 Discontinuance of Proceedings: In case the Beneficiary shall have proceeded to invoke any right, remedy, or recourse permitted under the Loan Documents and shall thereafter elects to discontinue or abandon the same for any reason, the Beneficiary shall have the unqualified right so to do, and, in such event, the Grantor and the Beneficiary shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Mortgaged Property, and otherwise and the rights, remedies, recourses, and power of the Beneficiary shall continue as if same had never been invoked.

7.11 Application of Proceeds, Deficiency Obligation: The proceeds of any sale of, and the Rents and other income generated by the holding, leasing, operating, or other use of, the Mortgaged Property shall be applied by the Beneficiary (or the receiver, if one is appointed) to the extent that funds are so available therefrom in the following orders of priority: (a) first, to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, maintaining, repairing, improving, and selling the same, including, without limitation, (i) receiver’s fees, (ii) costs of advertisement, (iii) reasonable attorneys’ and accountants’ fees, (iv) court costs, and (v) at the Beneficiary’s option, payment of any and all Impositions and prior liens, security interests, or other rights, titles, or interests on the Mortgaged Property (without in any way implying the Beneficiary’s prior consent to the creation thereof or any obligation on the part of the Beneficiary to discharge the same); (b) second, to the payment of all amounts, other than the principal amount and accrued but unpaid interest which may be due to the Beneficiary under the Loan Documents, together with interest thereon as provided in any such document; (c) third, to the payment of all accrued but unpaid interest due on the Note; (d) fourth, to the payment of the principal amount outstanding on the Note in inverse order of maturity; (e) fifth, to the payment of any indebtedness or obligation secured by a subordinate mortgage or security interest on the Mortgaged Property; and (f) sixth, to the Grantor. The Grantor, the Guarantors, and any other party liable on the Indebtedness and the Obligations shall be liable for any deficiency remaining in the Indebtedness and Obligations subsequent to the sale referenced in this Paragraph.

7.12 Disaffirmation of Contracts: The purchaser at any foreclosure sale hereunder may disaffirm any easement granted or rental, lease, or other contract made in violation of any provision of this Mortgage and may take immediate possession of the Mortgaged Property free from, and despite the terms of, such grant of easement or rental, lease, or other contract.

7.13 Deficiency Suit: It is expressly agreed by the Grantor that to the extent applicable law requires that the “fair market value” of the Mortgaged Property shall be determined as of the foreclosure date in order to enforce a deficiency against the Grantor or any other party liable for repayment of the Indebtedness, the term “fair market value” shall include those matters required by law and shall also include the additional factors set forth below:

(a) The Mortgaged Property is to be valued “AS IS” and “WITH ALL FAULTS” and there shall be no assumption of restoration of or refurbishment of improvements, if any, after the date of the foreclosure;

(b) There shall be an assumption of a prompt resale of the Mortgaged Property for an all cash sales price by the purchaser at the foreclosure sale;

(c) An offset to the fair market value of the Mortgaged Property, as determined hereunder, shall be made by deducting from such value the reasonable estimated closing costs relating to the sale of the Mortgaged Property, including but not limited to, brokerage commissions, title policy expenses, tax prorations, escrow fees, and other common charges which are incurred by a seller of property; and

(d) After consideration of the factors required by law and those required above, an additional discount factor shall be calculated based upon the estimated time it will take to effectuate a sale of the Mortgaged Property so that the “fair market value” as so determined is discounted to be as of the date of the foreclosure sale of the Mortgaged Property.

ARTICLE VIII

CONDEMNATION

8.1 Immaterial Condemnation; Application of Proceeds: If part of the Mortgaged Property shall be condemned or otherwise taken for public or quasi-public use under the power of eminent domain, or be transferred in lieu thereof, and the Mortgaged Property is not so diminished in value due to any injury or damage to the Mortgaged Property that the remainder thereof cannot, in the reasonable judgment of Beneficiary, continue to be operated profitably for the purpose for which it was being used immediately prior to such condemnation or taking, all damages or other amounts awarded for the taking, or injury to, the Mortgaged Property (the “Condemnation Proceeds”) shall be paid to the Beneficiary. The Beneficiary shall apply said Condemnation Proceeds, or any part thereof, to the repair, rebuilding and restoration of the Mortgaged Property, provided, however, that the following conditions have been met:

(a) The Grantor is not then in Default under the Note, this Mortgage or any other Loan Document;

(b) Such condemnation or taking results in the need for repair, rebuilding or restoration work to occur on the Mortgaged Property (such repairs, rebuilding or restoration being hereinafter referred to as the “Work”);

(c) The Condemnation Proceeds are sufficient for the completion of the Work; and

(d) All tenants who have the right to terminate their lease as a result of the condemnation have reaffirmed their respective leases.

If any of the foregoing conditions is not fulfilled, the Beneficiary may, in its sole discretion, elect to do one of the following: (i) use the Condemnation Proceeds to reduce the Indebtedness or (ii) in the event Work is required, require the Grantor to perform the Work and the Beneficiary shall apply the Condemnation Proceeds to pay for the same to the extent available. If only condition (c) of this Paragraph is not fulfilled, the Grantor shall have the right to perform the Work if within THIRTY (30) days after it has been determined that such condition has not been fulfilled the Grantor deposits with the Beneficiary such amounts as will, when added to the Condemnation Proceeds actually received by the Beneficiary, be sufficient to complete the Work. Any Condemnation Proceeds paid to the Beneficiary which will be used by the Grantor to perform the Work shall be deposited in a separate account with the Beneficiary and shall be advanced to the Grantor in the manner and upon such terms and conditions as would be required by a prudent interim construction lender.

8.2 Material Condemnation; Application of Proceeds: If all of the Mortgaged Property or any part thereof shall be condemned or otherwise taken for public or quasi-public use under the power of eminent domain, or be transferred in lieu thereof, and the Mortgaged Property is so diminished in value due to any injury or damage to the Mortgaged Property that the remainder thereof cannot, in the reasonable judgment of Beneficiary, continue to be operated profitably for the purpose for which it was being used immediately prior to such condemnation or taking, Beneficiary may, in its sole discretion elect to accelerate the maturity date of the Note and declare any and all Indebtedness secured hereby to be immediately due and payable and apply all such Condemnation Proceeds, or any part thereof, toward the payment of the Indebtedness and the Obligations, such application to be made in such manner and order as the Beneficiary shall elect.

To enforce its rights under this Article VIII, the Beneficiary shall be entitled to participate in and control any condemnation proceedings and to be represented therein by counsel of its own choice, and the Grantor will deliver or cause to be delivered to the Beneficiary such instruments as may be requested by it from time to time to permit such participation.

ARTICLE IX

SECURITY AGREEMENT

9.1 Security Interest: This Mortgage shall be construed as a Mortgage on real property and it shall also constitute and serve as a security agreement on personal property within the meaning of, and shall constitute until the grant of this Mortgage shall terminate as provided in Article II hereof, a first and prior pledge and assignment and a first and prior security interest under Article 9 of the Uniform Commercial Code as adopted in the State of Oklahoma with respect to the Personalty, Fixtures, Leases, and Rents. The Grantor has granted, bargained, conveyed, assigned, transferred, and set over, and by these presents does grant, bargain, convey, assign, transfer, and set over unto the Beneficiary a first and prior security interest in and to all of the Grantor’s right, title, and interest in, to, and under the Personalty, Fixtures, Leases, and Rents in trust, to secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations. Upon a Default, the Grantor shall gather all of the Mortgaged Property which is Personalty at a location designated by the Beneficiary for sale pursuant to the terms hereof.

9.2 Financing Statements: The Grantor hereby authorizes Beneficiary to file without the Grantor’s signature such financing statements and amendments, modifications, releases and terminations thereto as Beneficiary may, from time to time, consider reasonably necessary to create, perfect, and preserve Beneficiary’s security interest herein granted. The Grantor hereby further agrees with Beneficiary to execute and deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such further assurances as Beneficiary may, from time to time, reasonably consider necessary to create, perfect, and preserve Beneficiary’s security interest herein granted. Pursuant to the Uniform Commercial Code as adopted in the State of Oklahoma, this Mortgage shall be effective as a Financing Statement filed as a fixture filing from the date of its filing for record covering the Fixtures and Personalty. The addresses of the Grantor, as Debtor, and the Beneficiary, as Secured Party, are as set forth herein. The above-described goods are or are to become fixtures related to the Land and Improvements of which the Grantor is record title owner.

9.3 Uniform Commercial Code Remedies: The Beneficiary shall have all the rights, remedies, and recourses with respect to the Personalty, Fixtures, Leases, and Rents afforded a secured party by the Uniform Commercial Code as adopted in the State of Oklahoma in addition to, and not in limitation of, the other rights, remedies and recourses afforded by the Loan Documents and at law.

9.4 No Obligation of the Beneficiary: The assignment and security interest herein granted shall not be construed to (a) deem or constitute the Beneficiary as a trustee in possession of the Mortgaged Property, (b) obligate the Beneficiary to operate or attempt to operate the Mortgaged Property or (c) take any action, incur any expenses, or perform or discharge any obligation, duty, or liability whatsoever under any of the Leases or otherwise.

ARTICLE X

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ARTICLE XI

MISCELLANEOUS

11.1 Survival of Obligations: Each and all of the Obligations shall survive the execution and delivery of the Loan Documents and the making of the Loan by the Beneficiary. All covenants, agreements, representations, and warranties made by the Grantor in this Mortgage, the Note, and the other Loan Documents, including without limitation, any certificates or other documents or instruments delivered in connection herewith, shall survive the making by the Beneficiary of the Loan and the execution and delivery of this Mortgage and the other Loan Documents.

11.2 Covenants Running with the Land: All obligations contained in the Loan Documents are intended by the parties to be and shall be construed as covenants running with the Mortgaged Property.

11.3 Further Assurances: The Grantor, upon the request of the Beneficiary, will execute, acknowledge, deliver, and record and/or file such further instruments and do such further acts as may be necessary, desirable, or proper to carry out more effectively the purposes of the Loan Documents, to subject to the liens and security interests thereof any property intended by the terms thereof to be covered thereby, including, specifically, without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Mortgaged Property, and to complete, execute, record, and file any document or instrument necessary to place third parties on notice of the liens and security interests granted under the Loan Documents. The Grantor hereby irrevocably appoints the Beneficiary as its agents and attorneys in fact to execute and deliver all such instruments and additionally to record and file any of the same as may be necessary.

11.4 Recording and Filing: The Grantor will cause the Loan Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded, and refiled in such manner and in such places as the Beneficiary shall reasonably request and will pay all such recording, filing, re-recording and refiling, taxes, fees, and other charges.

11.5 Notices: All notices required or permitted to be given under this Mortgage or under any of the other Loan Documents must be in writing. Such notice shall be given by messenger, facsimile, federal express (or other air carrier), telegram or mail. Notice shall be deemed given under the respective service methods within the following time periods:

(a) Mail — TWO (2) days after the deposit in the U.S. mails, certified or registered mail, return receipt requested, adequate postage prepaid, addressed to the parties at the addresses given below; but actual notice however given or received shall always be effective. Rejection or other refusal to accept or the inability to deliver because of a change of address of which no proper notice was given shall be deemed receipt of the notice.

(b) Federal Express (or other air carrier) — ONE (1) day after being deposited with such carrier.

(c) Facsimile — at the time stated on the confirmation of the facsimile transmission.

(d) Telegram or Messenger — upon delivery to the address specified below.

By giving at least TEN (10) days written notice, the Grantor or the Beneficiary shall have the right from time to time and at any time while this Mortgage is in effect to change their respective addresses or fax numbers and each shall have the right to specify a different address or fax number within the United States of America.

If to the Beneficiary:

CAPITAL ONE, N.A.

505 Main Street, Suite 300

Fort Worth, TX 76102

Telephone No: (817) 334-7363

Facsimile No: (817) 334-7364

Attention: Curtis Almond

with a copy to:

GARDERE WYNNE SEWELL LLP
1601 Elm Street, Suite 3000
Dallas, TX 75201

Telephone No: (214) 999-4503

Facsimile No: (214) 999-4667

Attention: Steven S. Camp

If to the Grantor:

G&E HC REIT II MUSKOGEE LTACH, LLC

1551 N. Tustin Avenue, Suite 200

Santa Ana, CA, 92705

Telephone No: (714) 975-2135

Facsimile No: (866) 508-4709

Attention: Shannon K.S. Johnson

with a copy to:

ARNALL GOLDEN GREGORY

171 17th Street NW Suite 2100

Atlanta, GA 30363

Telephone No: (404) 873-8168

Facsimile No: (404) 873-8169

Attention: David B. Lotz

11.6 No Waiver: Any failure by the Beneficiary to insist, or any election by the Beneficiary not to insist, upon strict performance by the Grantor of any of the terms, provisions, or conditions of the Loan Documents shall not be deemed to be a waiver of the same or of any other term, provision, or condition thereof, and the Beneficiary shall have the right at any time or times thereafter to insist upon strict performance by the Grantor of any and all of such terms, provisions, and conditions.

11.7 The Beneficiary’s Right to Pay Indebtedness and Pay Obligations: If the Grantor, or any other party shall fail, refuse, or neglect to make any required payment on the Indebtedness or perform any of the Obligations required by the Loan Documents, then at any time thereafter and without notice to or demand upon the Grantor, or any other party, and without waiving or releasing any other right, remedy, or recourse the Beneficiary may have because of the same, the Beneficiary may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of the Grantor and shall have the right to enter upon the Mortgaged Property for such purpose and to take all such action thereon with respect to the Mortgaged Property as it may deem necessary or appropriate. The Grantor shall be obligated to repay the Beneficiary for all sums advanced by it pursuant to this Paragraph 11.7 and shall indemnify and hold the Beneficiary harmless from and against any and all loss, cost, expense, liability, damage, and claims and causes of action, including reasonable attorney’s fees, incurred or accruing by any acts performed by the Beneficiary pursuant to the provisions of this Paragraph 11.7 or by reason of any other provision of the Loan Documents. All sums paid by the Beneficiary pursuant to this Paragraph 11.7 and all other sums extended by the Beneficiary to which it shall be entitled to be indemnified, together with interest thereon at the Highest Lawful Rate from the date of such payment or expenditure, shall constitute additions to the Indebtedness and Obligations, shall be secured by the Loan Documents and shall be paid by the Grantor to the Beneficiary upon demand.

11.8 Cross Collateralization: In addition to the Note, this Mortgage secures all obligations, debts and liabilities, plus interest thereon, of Grantor to Beneficiary, or any one or more of them, as well as all claims by Beneficiary against Grantor or any one or more of them, whether now existing or hereafter arising, whether related or unrelated to the purpose of the Note, whether voluntary or otherwise, whether due or not due, direct or indirect, determined or undetermined, absolute or contingent, liquidated or unliquidated, whether Grantor may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise. However, this Mortgage shall not secure, and the Indebtedness shall not include, any obligations arising under Subchapters E and F of Chapter 342 of the Texas Finance Code, as amended.

11.9 Usury: It is the intention of each of Grantor and Beneficiary to comply with all applicable federal and state laws relating to usury; that is, laws limiting charges for the use, detention or forbearance of money and governing contracts relating thereto. Accordingly, this Mortgage and all agreements between the Grantor and Beneficiary, whether now existing or hereafter arising, are expressly limited so that in no event whatsoever, whether by reason of acceleration of the maturity of the Indebtedness, or otherwise, shall the amount paid or agreed to be paid to Beneficiary for the use, forbearance or detention of the money to be loaned under the Note or otherwise, or for the performance or payment of any covenant or obligation contained herein or in any other Loan Document exceed the Highest Lawful Rate. In the event Beneficiary ever receives, collects, or applies as interest, any excess amount which would be excessive interest, that amount shall be treated as a principal prepayment under the Note and applied to reduce the outstanding principal balance of the Note; provided that, if the principal of the Note is paid in full, any remaining excess shall be paid to the Grantor.

11.10 Sole Benefit: This Mortgage and the other Loan Documents have been executed for the sole benefit of the Grantor, the Guarantors, and the Beneficiary and the heirs, successors, assigns, and legal representatives of the Beneficiary. No other party shall have rights thereunder nor be entitled to assume that the parties thereto will insist upon strict performance of their mutual obligations hereunder, any of which may be waived from time to time. The Grantor and the Guarantors shall have no right to assign any of their rights under the Loan Documents to any party whatsoever.

11.11 Subrogation: If any or all of the proceeds of the Indebtedness or the Obligations have been used to extinguish, extend or renew any indebtedness heretofore existing against the Mortgaged Property or to satisfy any indebtedness or obligation secured by a lien or encumbrance of any kind (including liens securing the payment of any Impositions), such proceeds have been advanced by the Beneficiary at the Grantor’s request, and, to the extent of such funds so used, the Indebtedness and Obligations in this Mortgage shall be subrogated to and extend to all of the rights, claims, liens, titles, and interests heretofore existing against the Mortgaged Property to secure the indebtedness or obligation so extinguished, paid, extended, or renewed, and the former rights, claims, liens, title, and interests, if any, shall not be waived but rather shall be continued in full force and effect and in favor of the Beneficiary and shall be merged with the lien and security for the repayment of the Indebtedness and satisfaction of the Obligations.

11.12 Business or Commercial Purpose: The Grantor warrants that the extension of credit evidenced by the Note secured hereby is solely for business or commercial purposes, other than agricultural purposes. The Grantor further warrants that the credit transaction evidenced by the Note is specifically exempted under Regulation Z issued by the Board of Governors of the Federal Reserve System and Title I (Consumer Credit Cost Disclosure) of the Consumer Credit Protection Act and that no disclosures are required to be given under such regulations and federal laws in connection with the above transaction.

11.13 Not Acting as Agent: Grantor warrants and represents that it does not hold title as agent or trustee for a non-corporate entity.

11.14 Successors and Assigns: All of the terms of the Loan Documents shall apply to, be binding upon, and inure to the benefit of the parties thereto, their respective successors, assigns, heirs, and legal representatives and all other persons claiming by, through, or under them.

11.15 Severability: The Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable Legal Requirements. If any provision of any of the Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be illegal, invalid, or unenforceable, neither the remainder of the instrument in which such provision is contained nor the application of such provision to other persons or circumstances or other instruments referred to hereinabove shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

11.16 Counterparts: This Mortgage may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute but one instrument.

11.17 Applicable Law and Uniform Commercial Code: This Mortgage shall be interpreted, construed and enforced according to the laws of the state of Oklahoma. All terms used herein which are defined in the Uniform Commercial Code as adopted in the State of Oklahoma shall be used with the definition therefor the Uniform Commercial Code as adopted in the State of Oklahoma.

11.18 Headings and General Application: The article, paragraph, and subparagraph headings or titles are inserted for convenience or reference only and shall in no way affect, modify, define, or be used in construing the text of such article, paragraph, or subparagraph. If the context requires, words used in the singular shall be read as including the plural, and pronouns of any gender shall include all genders.

11.19 Entire Agreement and Modification: The Loan Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof, and all prior agreements relative thereto which are not contained herein or therein are terminated. The Loan Documents may be amended, revised, waived, discharged, released, or terminated only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release, or termination is asserted. Any alleged amendment, revision, waiver, discharge, release, or termination which is not so documented shall not be effective as to any party.

11.20 WAIVER OF JURY TRIAL. THE GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THE GRANTOR MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THIS MORTGAGE, ANY OF THE OTHER LOAN DOCUMENTS, AND ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

EXECUTED as of the date of the acknowledgements below, but to be effective as of the date set forth above.

GRANTOR:

G&E HC REIT II MUSKOGEE LTACH, LLC,
a Delaware limited liability company

By: /s/ Shannon K S Johnson
Printed Name: Shannon K S Johnson
Title: Authorized Signatory

STATE OF CALIFORNIA COUNTY OF ORANGE	§ §

On April 7, 2011 before me, P. C. Han, Notary Public, personally appeared Shannon K S Johnson, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

Signature: /s/ P.C. Han (Seal)
Notary Public, State of California

BENEFICIARY:

CAPITAL ONE, N.A.,
a national association

By: /s/ Albert E. Smith
Printed Name: Albert E. Smith
Title: Senior Vice President

STATE OF TEXAS COUNTY OF Dallas	§ §

This instrument was acknowledged before me on this 6th day of April, 2011, by Albert E. Smith, a SVP of CAPITAL ONE, N.A., a national association on behalf of said national association.

Signature: /s/ Cynthia L. Mayer (Seal)
Notary Public, State of Texas

After recording please return to:

Matt Crockett
Gardere Wynne Sewell LLP
1601 Elm Street, Suite 3000
Dallas, Texas 75201